SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                    ___________

                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                February 12, 1998
                 Date of report (Date of earliest event reported)

                                 MASCO CORPORATION
                (Exact Name of Registrant as Specified in Charter)


         Delaware                    1-5794                 38-1794485
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
      of Incorporation)                                 Identification No.)

21001 Van Born Road, Taylor, Michigan                          48180
(Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code: (313) 274-7400

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ITEM 5.     OTHER EVENTS.

      The Registrant has completed the redemption on February 12, 1998 (the "Redemption Date") of all of its outstanding 5-1/4% Convertible Subordinated Debentures Due 2012 (the "Debentures"). Of the approximate $178,000,000 principal amount of the Debentures outstanding at the time the Registrant called them for redemption, approximately $177,118,000 principal amount of Debentures was converted into the Registrant's Common Stock at a conversion price of $42.28 per share. Holders of Debentures surrendered for redemption received 100% of the principal amount thereof, together with interest accrued to the Redemption Date, or $1,025.81 for each $1,000 principal amount of Debentures. The Registrant's press release issued January 12, 1998 announcing the redemption is attached as Exhibit 99.a hereto.

      On February 18, 1998, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.b, announcing its earnings for 1997.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.  The following exhibits are filed herewith:

            99.a  Press Release dated January 12, 1998.

            99.b  Press Release dated February 18, 1998.

                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       MASCO CORPORATION


                                       By: /s/Richard G. Mosteller
                                           Richard G. Mosteller
                                           Senior Vice President - Finance



Date: February 23, 1998









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                                   EXHIBIT INDEX


99.a  Press Release dated January 12, 1998

99.b  Press Release dated February 18, 1998